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                                                                       Exhibit 3

                                   Agreement

                                March 31, 1997

     First Magnum Corporation and Thomas M. Ferguson hereby agree to file jointly this Amendment No. 1 to Schedule 13D under the Securities Exchange Act of 1934 (the "Act") in connection with their beneficial ownership of common stock issued by Seal Fleet, Inc.

     First Magnum Corporation and Thomas M. Ferguson state that they are each individually entitled to use Schedule 13D pursuant to Rule 13d-1(c) of the Act.

     First Magnum Corporation and Thomas M. Ferguson are each responsible for the timely filing of this statement, and for the completeness and accuracy of the information concerning each of them contained therein, but are not responsible for the completeness or accuracy of the information concerning the other.

                                          First Magnum Corporation

                                          By: /s/ Thomas M. Ferguson
                                              ----------------------
                                              Thomas M. Ferguson
                                              President

                                          By: /s/ Thomas M. Ferguson
                                              ----------------------
                                              Thomas M. Ferguson